EXHIBIT 10.73

INDEPENDENT CONTRACTOR AGREEMENT

(Stephen Antol)

This INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into as of this 18th day of May 2016 (the "Effective Date"), by and between ELITE DATA SERVICES INC., a Florida Corporation ("Company"), and STEPHEN ANTOL, an individual (collectively referred to as the "Contractor").

1. Engagement. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor to perform the services set forth herein, and Contractor hereby accepts such engagement.

2. Duties, Term, and Compensation. Contractor's duties, term of engagement, compensation and provisions for payment thereof shall be as set forth in Schedule I, which may be amended in writing from time to time in accordance with Section 22 hereof, or supplemented with subsequent payments for services to be rendered by Contractor and agreed to by the Company, and which collectively are hereby incorporated by reference. During the term of this Agreement, Contractor shall devote as much of its productive time, energy and abilities to the performance of its duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company.

3. Expenses. During the term of this Agreement, Contractor shall bill and the Company shall reimburse Contractor for all reasonable and out-of-pocket expenses incurred in connection with the performance of the duties hereunder, such expenditures shall be approved by the Company in writing prior to being incurred by the Contractor.

4. Written Reports. The Company may periodically request progress reports be provided by Contractor. The reports shall be written and in such form as is reasonably requested by the Company.

5. Independent Contractor. This Agreement shall not render the Contractor or any of its affiliates, an officer, director, employee, partner, agent of, or partner in a joint venture with the Company for any purpose, unless otherwise agreed to in writing by Company. The Contractor is and will remain an independent contractor, as defined in Internal Revenue Service Publication 15-A, in its relationship to the Company. The Company shall not be responsible for any withholding taxes with respect to the Contractor's compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

6. Inventions. Except as otherwise agreed to by the Company in writing, any and all writings, inventions, discoveries, formulations, improvements, processes, procedures, techniques, developments and innovations which Contractor makes, conceives, discovers or develops, either solely or jointly with any other person or persons, whether or not during working hours and whether or not at the request or upon the suggestion of the Company or any of its affiliates, which relate to or are useful in connection with the specific products manufactured and sold by the Company, at any time during the term of this Agreement, shall be the sole and exclusive property of the Company. Contractor shall make full disclosure to the Company of all such writings, inventions, discoveries, formulations, improvements, processes, procedures, techniques, developments and innovations and shall, at the Company's request, do everything necessary or desirable to vest the absolute title thereto in the Company. Any and all writings, inventions, discoveries, formulations, improvements, processes, procedures, techniques, developments and innovations which Contractor has made, conceived, discovered or developed, either solely or jointly with any other person or persons, prior to the commencement of this Agreement and utilized by Contractor in rendering its duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor's prior written approval by the Company to an affiliate of the Company.

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7. Confidentiality. Contractor acknowledges that during the performance of its duties and obligations pursuant to this Agreement, Contractor may receive, learn or otherwise become aware of information regarding the Company including without limitation its business methods, strategies, policies, procedures, techniques, research, historical or projected financial information, budgets, trade secrets, or any other confidential information of or relating to or dealing with the business operations, activities or strategies of the Company ("Confidential Information"). Contractor shall not use, disclose or communicate any of Confidential Information other than for the purpose of fulfilling Contractor's duties and obligations under this Agreement. Contractor shall not disclose or communicate Confidential Information, except to those individuals or entities who are directly involved in Contractor's performance under this Agreement, each of such individuals or entities having first agreed, in writing, to be bound by the provisions of this paragraph. All memoranda, notes, lists, records, files documents and other papers and like items (and all copies, extracts and summaries thereof) made or compiled by Contractor or made available to Contractor containing Confidential Information or concerning the business of the Company shall be the Company's property and shall be returned to the Company promptly upon termination of this Agreement or at any other time upon request by the Company. Confidential Information shall not include information (i) known to or owned by Contractor prior to the date of this Agreement, (ii) developed by Contractor independent of the Company, (iii) that was at the time of disclosure to Contractor or thereafter became public acknowledge through no fault or omission of Contractor; or, (iv) was lawfully obtained by Contractor from a third party under no obligation of confidentiality to the Company. For purposes of this paragraph, the term "Contractor" includes without limitation the Contractor and its subsidiaries and their respective officers, directors, employees, consultants, advisors, agents, contractors and subcontractors.

8. Non-Solicitation. For a period of twelve (12) months following the termination of this Agreement, the Contractor shall not, for its own benefit or the benefit of any third party, directly or indirectly, induce or attempt to influence any current, former or prospective employee, consultant, contractor, customer, independent contractor, vendor or supplier of the Company or any of its affiliates to terminate, diminish, or not establish an employment or other relationship with the Company or any of its affiliates.

9. Right to Injunction. The parties hereto acknowledge that the services to be rendered by the Contractor under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Contractor of any of the provisions of this Agreement will cause the Company irreparable injury and damage. The Contractor expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Contractor. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

10. Termination. The Company may terminate this Agreement at any time by thirty (30) days' written notice to the Contractor; provided, however, that this Agreement shall terminate immediately upon written notification to the Contractor in the event of Contractor's termination for "Cause." In the event that the Company terminates this Agreement without Cause, Contractor shall continue to receive the payments defined in Schedule I hereto, for period ninety (90) days after the date of termination. Notwithstanding Company's termination rights herein, Contractor may terminate this Agreement at any time by sixty (60) days' written notice to the Company, however, Contractor shall not be entitled to receive any payments beyond the date of termination.

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11.Termination by Company for Cause. Termination for any of these events shall constitute termination for "Cause":

11.1

if the Contractor or any of its affiliates is convicted of, or enters a plea of nolo contendere (or similar plea) with respect to, any crime or offense, fails or refuses to comply with Company rules, policies, procedures or plan, approved and effective at such time, or express direction of the Company's Board of Directors, commits any act of fraud, personal dishonesty or misappropriation relating to or involving the Company, materially breaches or neglects the any provision of this Agreement, including if Contractor or any of its affiliates performs its duties in an incompetent manner as may be determined by the Board of Directors in its sole discretion.

11.2

if a majority of the unaffiliated directors, if any, determines that the Contractor has violated this Agreement in any respect and, after notice of such violation, the Contractor has failed to cure such violation within 30 days; or

11.3

there is entered an order for relief or similar decree or order with respect to the Contractor by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or provincial bankruptcy, insolvency or other similar laws; or the Contractor:

11.3.1

ceases, or admits in writing its inability, to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors;

11.3.2

applies for, or consents, by admission of material allegations of a petition or otherwise, to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator, or other similar official, of the Contractor or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Contractor and continue undismissed for 60 days;

11.3.3

authorizes or files a voluntary petition in bankruptcy, or applies for or consents, by admission of material allegations of a petition or otherwise, to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Contractor without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or

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11.3.4

permits or suffers all or any substantial part of its assets to be sequestered or attached by court order and the order remains undismissed for 60 days. If any of the events specified above shall occur, the Contractor shall give prompt written notice thereof to the Board of Directors upon the happening of such event.

11.4	Contractor or any of its affiliates engages in the unauthorized disclosure of Confidential Information and/or provides services for any other client, company or organization other than Company.

12. Action Upon Termination. From and after the effective date of termination of this Agreement, except as otherwise specified herein, the Contractor shall not be entitled to compensation for further services, other than reimbursement of appropriately documented and approved expenses incurred by Contractor before the termination of this Agreement, to the extent that Contractor would have been entitled to such reimbursement but for the termination of this Agreement.

13. Representations and Warranties.

13.1	The Company represents and warrants to the Contractor as follows:

13.1.1

The Company is duly organized, validly existing and in good standing under the laws of Florida, has the power to transact the business in which it is now engaged and is duly qualified and in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole. The Company does not do business under any fictitious business name.

13.1.2

The Company has the power and authority to execute, deliver and perform this Agreement and all obligations required and have taken all necessary actions to authorize this Agreement and the execution, delivery and performance of this Agreement and all obligations required. Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required. This Agreement has been, and each instrument or document required will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

13.1.3

The execution, delivery and performance of this Agreement and the documents or instruments required will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the governing instruments of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other Agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertakings.

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13.2	The Contractor represents and warrants to the Company that:

13.2.1

The Contractor is duly organized and/or domiciled, validly existing and in good standing under the laws of Arizona, has the corporate or individual power to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Contractor, taken as a whole. The Contractor does not do business under any fictitious business name.

13.2.2

The Contractor has the corporate or individual power and authority to execute, deliver and perform this Agreement and all obligations required and has taken all necessary corporate action to authorize this Agreement and the execution, delivery and performance of this Agreement and all obligations required. Except as shall have been obtained, no consent of any other person including, without limitation, creditors of the Contractor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Contractor in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required. This Agreement has been and each instrument or document required will be executed and delivered by a duly authorized officer of the Contractor, and this Agreement constitutes, and each instrument or document required when executed and delivered will constitute, the legally valid and binding obligation of the Contractor enforceable against the Contractor in accordance with its terms.

13.2.3

The execution, delivery and performance of this Agreement and the documents or instruments required, will not violate any provision of any existing law or regulation binding on the Contractor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Contractor, or the governing instruments of, or any securities issued by, the Contractor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Contractor is a party or by which the Contractor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets, or financial condition of the Contractor and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

13.2.4

In rendering its duties under this Agreement, the Contractor shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which it does not, or the Company does not, have a proprietary interest.

14. Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

15. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

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16. Choice of Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

17. Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in Orange County, Florida in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

18. Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

19. Assignment. Neither the Company nor the Contractor shall assign any of its rights under this Agreement, or delegate the performance of any of its duties hereunder, without the prior written consent of both parties.

20. Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Company:	If to the Contractor:

Elite Data Services Inc.	Stephen Antol
4447 N. Central Expwy., Ste. 110-135	____________________________________________________

Dallas, TX 75205	____________________________________________________
Attn: Chief Executive Officer
Tel: (972) 885-3981	Tel: (___) ____________________________________________
Email: corp@edscompanies.com	____________________________________________________

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

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21. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

22. Entire Understanding. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto, except as expressly set forth herein.

23. Unenforceability of Provisions. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

24. Counterparts. This Agreement may be executed via facsimile in one or more counterparts and transmitted via facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

COMPANY

ELITE DATA SERVICES INC. A Florida Corporation

By:	/s/ Charles Rimlinger
Charles Rimlinger, Chief Executive Officer

CONTRACTOR

By:	/s/ Stephen Antol
Stephen Antol, Individually

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SCHEDULE I

DUTIES, TERM, AND COMPENSATION

1.DUTIES. The Company has engaged the Contractor perform services related to overseeing and managing the development and execution of the Company's long-term strategy with a view to creating shareholder value in the capacity of Chief Financial Officer ("CEO"), Treasurer and Secretary.

The CFO's leadership role also entails being ultimately responsible for all day-to-day administrative, financial, and risk management operations of the Company, to include the development of a financial and operational strategy, metrics tied to that strategy, and the ongoing development and monitoring of control systems designed to preserve company assets and report accurate financial results.

More specifically, the duties and responsibilities of the CFO include the following:

•	demonstrating ethical leadership and business integrity;

•	balancing short-term concerns and pressures, such as managing cash, liquidity, and profitability, and long-term vision and sustainable organizational success;

•

fulfilling stewardship responsibilities by ensuring effective compliance and control and responding to ever increasing regulatory developments, including financial reporting, capital requirements, and corporate responsibility;

•	sharing strategic leadership responsibilities with the CEO and other senior managers and ensuring the F&A function supports the business at a strategic and operational level;

•	driving and managing change and innovation within the organization; and

•	engaging and communicating effectively with colleagues, investors, customers, suppliers, regulators, and other internal and external stakeholders.

The Treasurer's leadership role also entails being ultimately responsible for corporate liquidity, investments, and risk management related to the company's financial activities.

More specifically, the duties and responsibilities of the Treasurer include the following:

•	Forecast cash flow positions, related borrowing needs, and available funds for investment;

•	Ensure that sufficient funds are available to meet ongoing operational and capital investment requirements;

•	Use hedging to mitigate financial risks related to the interest rates on the Company's borrowings, as well as on its foreign exchange positions;

•	Maintain banking relationships;

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•	Maintain credit rating agency relationships;

•	Arrange for equity and debt financing;

•	Invest funds;

•	Invest pension funds;

•	Monitor the activities of third parties handling outsourced treasury functions on behalf of the company;

•	Advise management on the liquidity aspects of its short- and long-range planning;

•	Oversee the extension of credit to customers;

•	Maintain a system of policies and procedures that impose an adequate level of control over treasury activities

The Secretary's leadership role also entails being ultimately responsible for ensuring the integrity of the governance framework, being responsible for the efficient administration of a Company, ensuring compliance with statutory and regulatory requirements and implementing decisions made by the Board of Directors.

More specifically, the duties and responsibilities of the Secretary include the following

•	Manage all board and committee meeting logistics, attend and record minutes of all board and committee meetings; facilitate board communications;

•	Advise the Board on its roles and responsibilities;

•	Facilitate the orientation of new Directors and assist in Director training and development;

•	Maintain key corporate documents and records;

•	Responsible for corporate disclosure and compliance with state corporation laws, stock exchange listing standards and SEC reporting and compliance;

•	Oversee Stockholder Relations including stock issuance and transfer operations; stockholder correspondence; prepare and distribute proxy statement;

•	Manage process pertaining to the annual shareholder meeting;

•	Subsidiary management and governance;

•	Monitor corporate governance developments and assist the Board in tailoring governance practices to meet the Board's needs and investor expectations;

•	Serve as a focal point for investor communication and engagement on corporate governance issues.

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The Board of Directors reserve the right to amend the Duties and Responsibilities set forth in this Schedule I, from time to time, during the Initial Term of this Agreement, as deemed necessary.

2. TERM. The term of this Agreement shall begin as of the date hereof ("Effective Date") and shall end on the first anniversary date (the "Initial Term") following the Effective Date unless terminated earlier as provided in this Agreement. Following expiration of the Initial term, this Agreement shall continue for three (3) successive one (1) year term unless either party shall notify the other at least thirty (30) days prior to the end of the then term that such party is terminating this Agreement.

3. COMPENSATION.

3.1 Salary. Subject to the terms of this Agreement, as compensation for Contractor's services, the Company shall pay Contractor a monthly fee in cash equal to Five Thousand Dollars (USD $5,000.00) for the Initial Term and Ten Thousand Dollars (USD $10,000.00) for subsequent terms, unless otherwise agreed to in writing by the Board of Directors, to be paid on the 1st business day of each month, starting on the date of execution of this Agreement. In the event one or more payments to the Consultant is not made within thirty (30) business days of the due date, then Consultant may elect in writing to require the Company to make such payment in the form of shares of restricted common stock of the Company, pursuant to the terms and conditions of the Company's Stock Option Plan then in effect. Any and all payments due and payable to Consultant in the form of cash and/or stock compensation as set forth hereinabove shall be paid to Consultant and/or assigns.

3.2 Stock Option Plan. The Company may, from time to time, enter into supplemental agreements or memorandums in writing with Contractor for the award and payment to Contractor of additional compensation, including increases in the aforesaid salary, bonuses, or stock incentives upon such terms and conditions as the Company shall deem to be in its best interest and in the event of the execution by the Company of any such agreements or memoranda, the right of Contractor to additional compensation or bonuses shall be determined in accordance with applicable provisions thereof, subject, however, to the provisions hereinafter set forth. The amount of any bonus or stock incentive may be increased or decreased and the amount of any additional compensation to be received by Contractor from the Company is within the sole and absolute discretion of the Company's Board of Directors, pursuant the Company's Equity Incentive Stock Plan (the "Stock Plan"), as approved as of August 27, 2015, which gives the Company the right to grant certain stock awards or options to employees, directors and/or consultants of the Company or any of its subsidiaries.

3.3 Equity Grant. Due to the potential risks involved related to the duties of the Contractor to be performed on behalf of the Company, and as an inducement to enter into this Agreement, the Contractor and/or assigns shall be issued a total of One Million (1,000,000) shares of Series B Preferred Stock of the Company (the "Series B Preferred") at a per share price of $0.0001, pursuant to the execution of a Subscription Agreement ("Subscription Agreement"), on the terms and conditions substantially in the form annexed hereto as Exhibit A.

3.4 Expenses. In addition to the compensation described in Paragraph 3.1. above, Contractor shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses (i) are business expenses that are properly tax deductible for the Company (ii) were pre-approved by an appropriate officer of the Company and (iii) were otherwise incurred in accordance with the policies and procedures established by the Company from time to time. Contractor shall provide the Company with written documentation of any expenses submitted for reimbursement as required by Company policy and reimbursement for each item of approved expense shall be made within a reasonable time.

4. INDEMNIFICATION. As an inducement to Contractor to executed this Agreement, Company agrees to the execution of an Indemnification Agreement ("Indemnification Agreement"), on the terms and conditions substantially in the form annexed hereto as Exhibit B.

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EXHIBIT A

SUBSCRIPTION AGREEMENT

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

ANY NON-PUBLIC MATERIAL INFORMATION OBTAINED FROM THE COMPANY, IN CONNECTION WITH THE COMPANY, THE SECURITIES, THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT, IS CONFIDENTIAL. BY ACCEPTING SUCH INFORMATION CONTAINED, THE RECIPIENT ACKNOWLEDGES ITS EXPRESS AGREEMENT WITH ELITE DATA SERVICES INC. TO MAINTAIN IN CONFIDENCE SUCH INFORMATION PURSUANT TO SECTION 8 OF THIS SUBSCRIPTION AGREEMENT. ELITE DATA SERVICES INC. HAS CAUSED THESE MATERIALS TO BE DELIVERED TO YOU IN RELIANCE UPON YOUR AGREEMENT TO MAINTAIN THE CONFIDENTIALITY OF THIS INFORMATION AND PURSUANT TO REGULATION FD PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

ELITE DATA SERVICES INC.

4447 N. Central Expressway

Suite 110-135

Dallas, TX 75205

Ladies and Gentlemen:

The undersigned understands that ELITE DATA SERVICES INC., a corporation organized under the laws of Florida (the "Company"), is offering an aggregate of 1,000,000 shares of its Series B Preferred Stock (the "Preferred Stock"), par value $0.0001 per share (the "Securities"), at a purchase price of $0.0001 per share (the "Purchase Price") in a private placement. The undersigned further understands that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or any securities law of any state of the United States or of any other jurisdiction, and is being made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act ("Regulation D").

1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for the Securities set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the "Subscription Agreement").

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2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "State Securities Laws").

3. The Closing. The closing of the purchase and sale of the Securities (the "Closing") shall take place at such time and place as the Company may designate by notice to the undersigned.

4. Payment for Securities. Payment for the Securities shall be received by the Company from the undersigned by cashier's check or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Securities to the undersigned at the Closing bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) The Company is duly formed and validly existing under the laws of Florida, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. "Material Adverse Effect" means, with respect to any person (including all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities), a material adverse effect on the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects of such person.

(b) The Company has all requisite authority and power, authorizations, consents and approvals to enter into and deliver this Subscription Agreement and any other certificate, agreement, document or instrument to be executed and delivered by the Company in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Subscription Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Subscription Agreement has been duly and validly authorized and approved, executed and delivered by the Company.

(c) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

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6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii) The undersigned is a resident of or a corporation or other entity with its principal business address of the place set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefore.

(iv) Neither the execution or delivery by the undersigned of this Subscription Agreement to which the undersigned is a party, nor the consummation or performance by the undersigned of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the undersigned (if the undersigned is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the undersigned is a party or by which the properties or assets of the undersigned are bound; or (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of the undersigned under, or alter the obligations of any person under, or create in any person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a governmental authority or any other person) pursuant to, or result in the creation of a lien on any of the assets or properties of the undersigned under, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which the undersigned is a party or any of the undersigned's assets and properties are bound or affected.

(v) There is no action pending against, or to the knowledge of the undersigned, threatened against or affecting, the undersigned by any governmental authority or other person with respect to the undersigned that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Subscription Agreement.

(b) No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the undersigned for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the undersigned and the undersigned will indemnify and hold the Company and its affiliates harmless against any liability or expense arising out of, or in connection with, any such claim.

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(c) Investment Representations. The undersigned severally, and not jointly, hereby represents and warrants, solely with respect to itself and not any other investor, to the Company as follows:

(i) Purchase Entirely for Own Account. The undersigned is acquiring such the Securities proposed to be acquired hereunder for investment for its own account and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling or otherwise distributing such Securities, except in compliance with applicable securities laws.

(ii) Restricted Securities. The undersigned understands that the Securities are characterized as "restricted securities" under the Securities Act inasmuch as this Subscription Agreement contemplates that, if acquired by the shareholder pursuant hereto, the Securities would be acquired in a transaction not involving a public offering. The issuance of the Securities hereunder is being effected in reliance upon an exemption from registration afforded Regulation D and/or Regulation S. The undersigned further acknowledges that if the Securities are issued to the undersigned in accordance with the provisions of this Subscription Agreement, such Securities may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The undersigned represents that he is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act

(iii) Acknowledgment of Non-Registration. The undersigned understands and agrees that the Securities to be issued pursuant to this Subscription Agreement have not been registered under the Securities Act or the securities laws of any state of the United States of America (the "U.S.").

(iv) Status. By its execution of this Subscription Agreement, the undersigned represents and warrants to the Company as indicated on its signature page to this Subscription Agreement, that the undersigned is, and will be at the Closing, an Accredited Investor (as defined below). The undersigned understands that the Securities are being offered and sold to the undersigned in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth in this Subscription Agreement, in order that the Company may determine the applicability and availability of the exemptions from registration of the Securities on which the Company is relying.

(v) Additional Representations and Warranties. The undersigned, severally and not jointly, further represents and warrants to the Company as follows: (i) such person qualifies as an Accredited Investor (as defined below); (ii) such person consents to the placement of a legend on any certificate or other document evidencing the Securities substantially in the form set forth in Section 6(d); (iii) such person has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person's or entity's interests in connection with the transactions contemplated by this Subscription Agreement; (iv) such person has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities; (v) such person has had access to the SEC Reports; (vi) such person has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person has requested and all such public information is sufficient for such person to evaluate the risks of investing in the Securities; (vii) such person has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities; (viii) such person is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Subscription Agreement or the SEC Reports; (ix) such person will not sell or otherwise transfer the Securities, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available; (x) such person understands and acknowledges that the Company is under no obligation to register the Securities for sale under the Securities Act; (xi) such person understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person and that any representation to the contrary is a criminal offense; and (xii) such person acknowledges that the representations, warranties and agreements made by such person herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Securities. "Accredited Investor" has the meaning set forth in Rule 501 under the Securities Act.

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(vi) Opinion. The undersigned will not transfer any or all of the undersigned's Securities pursuant to Regulation D or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the undersigned's Securities, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws

(vii) Consent. The undersigned understands and acknowledges that the Company may refuse to transfer the Securities, unless the undersigned complies with Section 6(d) and any other restrictions on transferability set forth herein. The undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company's preferred stock in order to implement the restrictions on transfer of the Securities.

(d) Stock Legends. The undersigned hereby agrees with the Company as follows:

(i) The certificates evidencing the Securities issued to the undersigned who is Accredited Investors, and each certificate issued in transfer thereof, will bear the following or similar legend:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED THAT IN CONNECTION WITH ANY FORECLOSURE OR TRANSFER OF THE SECURITIES, THE TRANSFEROR SHALL COMPLY WITH THE PROVISIONS HEREIN, IN THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, AND UPON FORECLOSURE OR TRANSFER OF THE SECURITIES, SUCH FORECLOSING PERSON OR TRANSFEREE SHALL COMPLY WITH ALL PROVISIONS CONTAINED HEREIN, IN THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT.]

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(i) Other Legends. The certificates representing such Securities, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any state corporate and state securities law, or contract.

(ii) Residency; Foreign Securities Laws. The undersigned acknowledges that the Company makes no representation or warranty that any Securities issued outside of the U.S. have been offered or sold in compliance with the laws of the jurisdiction into which such Securities were issued. The undersigned warrants to the Company that no filing is required by the Company with any governmental authority in the undersigned's jurisdiction in connection with the transactions contemplated hereby. The undersigned has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the acquisition of the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The undersigned's acquisition of and payment for, and its continued ownership of the Securities, will not violate any applicable securities or other laws of his, her or its jurisdiction.

(e) Disclosure. No representation or warranty of the undersigned contained in this Subscription Agreement and no statement or disclosure made by or on behalf of the undersigned to the Company or any of its Subsidiaries pursuant to this Subscription Agreement herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(f) Non-reliance.

(i) The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) an of investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

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7. Conditions to Obligation of the Undersigned and the Company.

(a) Conditions to Obligation of the Undersigned. The obligations of the undersigned to enter into and perform their respective obligations under this Subscription Agreement are subject, at the option of the undersigned, to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by the undersigned in writing:

(i) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

(ii) No event, change or development shall exist or shall have occurred since the date of this Agreement that has had or is reasonably likely to have a Material Adverse Effect on the Company; and

(iii) The Company shall have duly executed and delivered to the undersigned this Subscription Agreement.

(c) Conditions to Obligation of the Company. The obligations of the Company to enter into and perform its obligations under this Subscription Agreement are subject, at the option of the Company, to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by the Company:

(i) The representations and warranties of the undersigned set forth in this Subscription Agreement shall be true and correct in all material respects as of the Closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date); and

(ii) The undersigned shall have executed this Subscription Agreement to which it is a party and completed its investor questionnaire substantially in form attached hereto as Exhibit A and delivered the same to the Company.

8. Confidentiality. The undersigned shall maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other, non-public material information obtained from the Company in connection with the Company, the Securities, this Subscription Agreement or the transactions contemplated by this Subscription Agreement, unless (a) such information becomes publicly available through no fault of such Party, or (b) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

9. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

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11. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

12. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the undersigned, the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in the State of New York which submission shall be exclusive unless none of such courts has lawful jurisdiction over such proceedings.

13. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

14. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

15. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16. Notices. All notices (including change of addresses) and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	ELITE DATA SERVICES INC. 4447 N. Central Expressway Suite 110-135 Dallas, TX 75205 Attn: Chief Executive Officer Telephone No.: (972) 885-3981 Email: corp@edscompanies.com

17. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

18. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and (ii) the death or disability of the undersigned.

19. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

20. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 18th day of May, 2016.

PURCHASER (if an individual):		PURCHASER (if an entity):

By:	/s/ Stephen Antol
	Stephen Antol	Legal Name of Entity
Individually
By:
Name:
Title:

Address:

Place of Domicile or Formation: Arizona, U.S.

Aggregate Subscription Amount: US$ 100.00

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to 1,000,000 shares of its Series B Preferred Stock.

ELITE DATA SERVICES INC.

By:	/s/ Charles Rimlinger
Charles Rimlinger

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APPENDIX A

CONSIDERATION TO BE DELIVERED

Securities to Be Acquired	Purchase Price	Aggregate Purchase Price to be Paid

1,000,0000 shares of the Company's Series B Preferred Stock	US$ 0.0001 per share	US$ 100.00

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EXHIBIT A

INVESTOR QUESTIONNAIRE

See Attached.

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EXHIBIT B

Indemnification Agreement

ELITE DATA SERVICES INC.

This Indemnification Agreement (this "Agreement") is made as of May 18, 2016, by and between ELITE DATA SERVICES INC., a Florida corporation (the "Company"), and STEPHEN ANTOL ("Indemnitee").

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee may not be willing to continue to serve in Indemnitee's current capacity with the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third-Party Proceedings. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in the Company's favor), against all Expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

(b) Proceedings By or in the Right of the Company. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in the Company's favor, against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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(c) Success on the Merits. To the fullest extent permitted by applicable law and to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the generality of the foregoing, if Indemnitee is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in a Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such successfully resolved claims, issues or matters to the fullest extent permitted by applicable law. If any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(d) Witness Expenses. To the fullest extent permitted by applicable law and to the extent that Indemnitee is a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.

2. Indemnification Procedure.

(a) Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding within thirty (30) days after receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee's ability to repay the Expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 2(a) unless and until the matter of Indemnitee's entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.

(b) Notice and Cooperation by Indemnitee. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter for which indemnification will or could be sought under this Agreement. Such notice to the Company shall include a description of the nature of, and facts underlying, the Proceeding, shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 13(e) below. In addition, Indemnitee shall give the Company such additional information and cooperation as the Company may reasonably request. Indemnitee's failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the Company is adversely affected by such failure.

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(c) Determination of Entitlement.

(i) Final Disposition. Notwithstanding any other provision in this Agreement, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

(ii) Determination and Payment. Subject to the foregoing, promptly after receipt of a statement requesting payment with respect to the indemnification rights set forth in Section 1, to the extent required by applicable law, the Company shall take the steps necessary to authorize such payment in the manner set forth in Florida General Corporation Law. The Company shall pay any claims made under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification or advancement of Expenses, within thirty (30) days after a written request for payment thereof has first been received by the Company, and if such claim is not paid in full within such thirty (30) day-period, Indemnitee may, but need not, at any time thereafter bring an action against the Company in the Florida Courts to recover the unpaid amount of the claim and, subject to Section 12, Indemnitee shall also be entitled to be paid for all Expenses actually and reasonably incurred by Indemnitee in connection with bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses under Section 2(a)) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption with clear and convincing evidence to the contrary. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, in the case of a criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful. In addition, it is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. If any requested determination with respect to entitlement to indemnification hereunder has not been made within ninety (90) days after the final disposition of the Proceeding, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

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(iii) Change of Control. Notwithstanding any other provision in this Agreement, if a Change of Control has occurred, any person or body appointed by the Board of Directors in accordance with applicable law to review the Company's obligations hereunder and under applicable law shall be Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, will render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Counsel in connection with all matters concerning a single Indemnitee, and such Independent Counsel shall be the Independent Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Counsel representing other indemnitees under agreements similar to this Agreement.

(d) Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee's request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

(e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(f) Defense of Claim and Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to advance Expenses with respect to any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. In addition, if there exists a potential, but not an actual conflict of interest between the Company and Indemnitee, the actual and reasonable legal fees and expenses incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the Proceeding (so that such counsel may assume Indemnitee's defense if the conflict of interest between the Company and Indemnitee becomes an actual conflict of interest) shall be deemed to be Expenses that are subject to indemnification hereunder. The existence of an actual or potential conflict of interest, and whether such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law. The Company shall not be required to obtain the consent of Indemnitee for the settlement of any Proceeding the Company has undertaken to defend if the Company assumes full and sole responsibility for each such settlement; provided, however, that the Company shall be required to obtain Indemnitee's prior written approval, which shall not be unreasonably withheld, before entering into any settlement which (1) does not grant Indemnitee a complete release of liability, (2) would impose any penalty or limitation on Indemnitee, or (3) would admit any liability or misconduct by Indemnitee.

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3. Additional Indemnification Rights.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Florida corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Florida corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company's Board of Directors, the Florida General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

(c) Interest on Unpaid Amounts. If any payment to be made by the Company to Indemnitee hereunder is delayed by more than ninety (90) days from the date the duly prepared request for such payment is received by the Company, interest shall be paid by the Company to Indemnitee at the legal rate under Florida law for amounts which the Company indemnifies or is obligated to indemnify for the period commencing with the date on which Indemnitee actually incurs such Expense or pays such judgment, fine or amount in settlement and ending with the date on which such payment is made to Indemnitee by the Company.

(d) Information Sharing. If Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall share with Indemnitee any information the Company has furnished to any third parties concerning the investigation provided that, at the time such information is so furnished to such third party, Indemnitee continues to serve in one or more capacities giving rise to the Company's indemnification obligations under Section 1.

(e) Third-Party Indemnification. The Company hereby acknowledges that Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the "Third-PartyIndemnitors"). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Third-Party Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Third- Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Company if the Third-Party Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee. If for any reason a court of competent jurisdiction determines that the Third-Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third-Party Indemnitors shall have a right of contribution by the Company to the Third-Party Indemnitors with respect to any advance or payment by the Third-Party Indemnitors to or on behalf of the Indemnitee.

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(f) Indemnification of Control Person. If (i) Indemnitee is or was affiliated with one or more of the Company's current or former stockholders that may be deemed to be or to have been a controlling person of the Company (each a "Control Person"), (ii) a Control Person is, or is threatened to be made, a party to or a participant (including as a witness) in any proceeding, and (iii) the Control Person's involvement in the proceeding is related to Indemnitee's service to the Company as a director of the Company, or arises from the Control Person's status or alleged status as a controlling person of the Company resulting from such Control Person's affiliation with Indemnitee, then the Control Person shall be entitled to all of the indemnification rights and remedies under this Agreement to the same extent as Indemnitee.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

5. Director and Officer Liability Insurance.

(a) D&O Policy. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

(b) Tail Coverage. In the event of a Change of Control or the Company's becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors' and officers' liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

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6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7. Exclusions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Florida General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee's defense of a Proceeding to which Indemnitee was, is or is threatened to be made, a party;

(b) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Florida General Corporation Law, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Insured Claims. To indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to Indemnitee by an insurance carrier under an insurance policy maintained by the Company; or

(d) Certain Exchange Act Claims. To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Expenses that are subject to indemnification hereunder.

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8. Contribution Claims.

(a) If the indemnification provided in Section 1 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 7, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) With respect to a Proceeding brought against directors, officers, employees or agents of the Company (other than Indemnitee), to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee from any claims for contribution that may be brought by any such directors, officers, employees or agents of the Company (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such Proceeding had been brought against Indemnitee.

9. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

10. Determination of Good Faith. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of Directors of the Enterprise or any counsel selected by any committee of the Board of Directors of the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Enterprise or the Board of Directors of the Enterprise or any committee thereof. The provisions of this Section 10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

11. Defined Terms and Phrases. For purposes of this Agreement, the following terms shall have the following meanings:

(a) "Beneficial Owner" and "Beneficial Ownership" shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

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(b) "Change of Control" shall be deemed to occur upon the earliest of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing [20-50]% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change of Control under part (iii) of this definition.

(ii) Change in Board of Directors. Individuals who, as of the date of this Agreement, constitute the Company's Board of Directors (the "Board"), and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date of this Agreement (collectively, the "Continuing Directors"), cease for any reason to constitute at least a majority of the members of the Board.

(iii) Corporate Transaction. The effective date of a reorganization, merger, or consolidation of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors and with the power to elect at least a majority of the Board or other governing body of the surviving entity; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(iv) Liquidation. The approval by the Company's stockholders of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company's assets, other than factoring the Company's current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions).

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item or any similar schedule or form) promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement.

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(c) "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) "Enterprise" means the Company and any other enterprise that Indemnitee was or is serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent.

(e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(f) "Expenses" shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys' fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding. Expenses also shall include any of the forgoing expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent. Expenses also shall include any interest, assessment or other charges imposed thereon and costs incurred in preparing statements in support of payment requests hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g) "Independent Counsel" means an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c)(iii), who will not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h) "Person" shall have the meaning as set forth in Section 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that "Person" shall exclude: (i) the Company; (ii) any direct or indirect majority owned subsidiaries of the Company; (iii) any employee benefit plan of the Company or any direct or indirect majority owned subsidiaries of the Company or of any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of stock of the Company (an "Employee Benefit Plan"); and (iv) any trustee or other fiduciary holding securities under an Employee Benefit Plan.

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(i) "Proceeding" shall include any actual, threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by a third party, a government agency, the Company or its Board of Directors or a committee thereof, whether in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee's part while acting as a director, officer, employee or agent of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent of any other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.

(j) In addition, references to "other enterprise" shall include another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement; references to "include" or "including" shall mean include or including, without limitation; and references to Sections, paragraphs or clauses are to Sections, paragraphs or clauses in this Agreement unless otherwise specified.

12. Attorneys' Fees. In the event that any Proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such Proceeding were not made in good faith or were frivolous. In the event of a Proceeding instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless a court of competent jurisdiction determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

13. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Florida, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Binding Effect. Without limiting any of the rights of Indemnitee described in Section 3(b), this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and supersedes any and all previous agreements between them covering the subject matter herein. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Company in any and all indemnified capacities.

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(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of Indemnitee and Indemnitee's heirs, executors, administrators, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company's books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

(i) No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

(j) Company Position. The Company shall be precluded from asserting, in any Proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(k) Subrogation. [Subject to Section 3(e), in] the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

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The parties have executed this Agreement as of the date first set forth above.

THE COMPANY:

ELITE DATA SERVICES INC.

		By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

ADDRESS:

4447 N. Central Expressway Suite 110-135 Dallas, TX 75205 Email: corp@edscompanies.com

AGREED TO AND ACCEPTED:

INDEMNITEE:

By:	/s/ Stephen Antol
Stephen Antol
Individually

ADDRESS:

Phone:
Email:

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